Exhibit 4.3

OLD LINE BANCSHARES, INC.

INCORPORATED UNDER THE LAWS OF
THE STATE OF MARYLAND

PAR VALUE: $0.01 PER SHARE

NUMBER	SHARES

CUSIP 67984M 10 0

THIS CERTIFIES THAT                  IS THE OWNER OF             FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF OLD LINE BANCSHARES, INC. a Maryland corporation, transferable by the holder hereof on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

The Articles of Incorporation as from time to time amended, the Bylaws of the Corporation as from time to time amended and the laws of Maryland, as from time to time amended, are by reference incorporated herein and the holder hereof by accepting this Certificate consents to the provisions thereof and agrees to be bound thereby.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and its facsimile corporate seal to be hereunto affixed.

Dated:

__________________________	[SEAL]	______________________
Secretary		President

Countersigned and Registered:
American Stock Transfer & Trust Company
(New York, NY)
Transfer Agent and Registrar
By

Authorized Signature

Exhibit 4.3

REVERSE SIDE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -	....................Custodian...................
TEN ENT - as tenants by the entireties		(Cust) (Minor)
JT TEN - as joint tenants with right of		under Uniform Gifts to Minors
survivorship and not as tenants-		Act...........................
in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________ hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)__________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________Attorney to transfer the said Stock on the books of the within named Corporation, with full power of substitution in the premises.

Dated _______________________

NOTICE: _______________________________________
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

____________________________________________
THE SIGNATUARE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVING AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.

The Corporation has the authority to issue more than one class of stock.  The Corporation will furnish without charge to any stockholder upon request a full statement of the (1) designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, if any, of each class of stock which the Corporation is authorized to issue; (2) relative rights and preferences between shares of each series of preferred stock to the extent they have been set; and (3) authority of the board of directors to set the relative rights and preferences of any subsequent series of preferred stock.  Inquiries should be made to the Corporation’s Secretary at the Corporations principal office.

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.